Exhibit 99.1
SelectQuote, Inc. Reports Second Quarter of Fiscal Year 2026 Results

Second Quarter of Fiscal Year 2026 – Consolidated Earnings Highlights

•Revenue of $537.1 million
•Net income of $69.3 million
•Adjusted EBITDA* of $84.7 million

Fiscal Year 2026 Guidance Ranges:
•Revenue expected in a range of $1.61 billion to $1.71 billion
•Adjusted EBITDA* expected in a range of $90 million to $100 million

Second Quarter Fiscal Year 2026 – Segment Highlights

Senior
•Revenue of $261.5 million
•Adjusted EBITDA of $102.5 million
•Approved Medicare Advantage policies of 257,279

Healthcare Services
•Revenue of $230.7 million
•Adjusted EBITDA of $0.8 million
•113,483 SelectRx members

Life
•Revenue of $43.6 million
•Adjusted EBITDA of $5.6 million

OVERLAND PARK, Kan., February 5, 2026--(BUSINESS WIRE)--SelectQuote, Inc. (NYSE: SLQT) reported consolidated revenue for the second quarter of fiscal year 2026 of $537.1 million compared to consolidated revenue for the second quarter of fiscal year 2025 of $481.1 million. Consolidated net income for the second quarter of fiscal year 2026 was $69.3 million compared to consolidated net income for the second quarter of fiscal year 2025 of $53.2 million. Finally, consolidated Adjusted EBITDA* for the second quarter of fiscal year 2026 was $84.7 million compared to consolidated Adjusted EBITDA* for the second quarter of fiscal year 2025 of $87.5 million.

Tim Danker, SelectQuote Chief Executive Officer, “This year’s AEP again highlighted the strength and consistency of SelectQuote’s operating model. Despite continued volatility in Medicare Advantage benefit structures, our team delivered another season of high‑quality execution, with strong agent productivity and marketing efficiency driving 39% Adjusted EBITDA* margins for our Senior business. At the same time, our rapidly growing Healthcare Services segment, led by SelectRx, continues to provide meaningful clinical value for members and attractive long‑term economics for our platform. The combination of improved medication adherence, lower waste, and better patient outcomes reinforces SelectRx as an increasingly important driver of value creation for the company and broader pharmacy ecosystem.

Our revised fiscal 2026 guidance reflects two discrete, partner‑driven headwinds: a national carrier’s decision to constrain additional MA policy volume by curtailing strategic marketing spend across all channels, and the previously communicated PBM reimbursement changes. Neither impact related to our internal performance, which remained strong. While these developments are frustrating, they do not alter our conviction in the long‑term earnings power of SelectQuote’s comprehensive healthcare platform.

What continues to give us confidence is the consistency of our underlying operational execution. Regardless of the market backdrop, our teams have demonstrated the ability to drive efficiency, deliver value for partners and beneficiaries, and maintain strong margin discipline. Coupled with our improved balance sheet flexibility, we believe this operational consistency positions SelectQuote to deliver meaningful cash‑flow generation for shareholders in the quarters and years ahead.”

* See “Non-GAAP Financial Measures” below.

Segment Results

We currently have three reportable segments: 1) Senior, 2) Healthcare Services and 3) Life. The performance measures of the segments include total revenue and adjusted EBITDA. Costs of commissions and other services revenue, cost of goods sold-pharmacy revenue, marketing and advertising, selling, general, and administrative, and technical development operating expenses that are directly attributable to a segment are reported within the applicable segment. Indirect costs of revenue, marketing and advertising, selling, general, and administrative, and technical development operating expenses are allocated to each segment based on varying metrics such as headcount.

Senior

Financial Results

The following table provides the financial results for the Senior segment for the periods presented:

	Three Months Ended December 31,			Six Months Ended December 31,
(in thousands)	2025	2024	% Change	2025	2024	% Change
Revenue	$261,539	$255,578	2%	$320,536	$348,487	(8)%
Adjusted EBITDA	102,452	100,521	2%	81,415	108,247	(25)%
Adjusted EBITDA Margin	39%	39%		25%	31%

Operating Metrics

Submitted Policies

Submitted policies are counted when an individual completes an application with our licensed agent and provides authorization to the agent to submit the application to the insurance carrier partner. The applicant may have additional actions to take before the application will be reviewed by the insurance carrier.

The following table shows the number of submitted policies for the periods presented:

	Three Months Ended December 31,			Six Months Ended December 31,
	2025	2024	% Change	2025	2024	% Change
Medicare Advantage	286,076	284,774	—%	356,316	387,055	(8)%
All other (1)	29,546	26,861	10%	46,720	43,117	8%
Total	315,622	311,635	1%	403,036	430,172	(6)%
(1) Represents the submitted policies for Medicare supplement, dental, vision and hearing, prescription drug plan and other.

Approved Policies

Approved policies represents the number of submitted policies that were approved by our insurance carrier partners for the identified product during the indicated period. Not all approved policies will go in force.

The following table shows the number of approved policies for the periods presented:

	Three Months Ended December 31,			Six Months Ended December 31,
	2025	2024	% Change	2025	2024	% Change
Medicare Advantage	257,279	247,849	4%	319,789	339,529	(6)%
All other (1)	20,302	19,714	3%	34,178	32,693	5%
Total	277,581	267,563	4%	353,967	372,222	(5)%
(1) Represents the approved policies for Medicare supplement, dental, vision and hearing, prescription drug plan and other.

Lifetime Value of Commissions per Approved Policy

Lifetime value of commissions per approved policy represents commissions estimated to be collected over the estimated life of an approved policy based on multiple factors, including but not limited to, contracted commission rates, carrier mix and expected policy persistency with applied constraints. The lifetime value of commissions per approved policy is equal to the sum of the commission revenue due upon the initial sale of a policy, and when applicable, an estimate of future renewal commissions.

The following table shows the lifetime value of commissions per approved policy for the periods presented:

	Three Months Ended December 31,			Six Months Ended December 31,
(dollars per policy):	2025	2024	% Change	2025	2024	% Change
Medicare Advantage	$874	$907	(4)%	$853	$881	(3)%
All other(1)	151	111	36%	145	134	8%
(1) Represents the weighted average LTV per approved policy.

Healthcare Services

Financial Results

The following table provides the financial results for the Healthcare Services segment for the periods presented:

	Three Months Ended December 31,			Six Months Ended December 31,
(in thousands)	2025	2024	% Change	2025	2024	% Change
Revenue	$230,654	$183,370	26%	$452,005	$339,108	33%
Adjusted EBITDA	846	2,212	(62)%	8,058	7,089	14%
Adjusted EBITDA Margin	—%	1%		2%	2%
Operating Metrics

Members

The total number of SelectRx members represents the amount of active customers to which an order has been shipped and the prescriptions per day represents the total average prescriptions shipped per business day. These two metrics are the primary drivers of revenue for Healthcare Services.

The following table shows the total number of SelectRx members as of the periods presented:

	December 31, 2025	December 31, 2024
Total SelectRx Members	113,483	96,695

The total number of SelectRx members increased by 17% as of December 31, 2025, compared to December 31, 2024, due to our strategy to grow SelectRx membership.

The following table shows the average prescriptions shipped per day for the periods presented:

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024
Prescriptions Per Day	32,578	26,846	31,978	25,922

Combined Senior and Healthcare Services - Consumer Per Unit Economics

Combined Senior and Healthcare Services consumer per unit economics represents total MA and MS commissions; other product commissions; other revenues, including revenues from Healthcare Services; and operating expenses associated with Senior and Healthcare Services, each shown per number of approved MA and MS policies over a given time period. Management assesses the business on a per-unit basis to help ensure that the revenue opportunity associated with a successful policy sale is attractive relative to the marketing acquisition cost. Because not all acquired leads result in a successful policy sale, all per-policy metrics are based on approved policies, which is the measure that triggers revenue recognition.

The MA and MS commission per MA/MS policy represents the LTV for policies sold in the period. Other commission per MA/MS policy represents the LTV for other products sold in the period, including DVH prescription drug plan, and other products, which management views as additional commission revenue on our agents’ core function of MA/MS policy sales. Pharmacy revenue per MA/MS policy represents revenue from SelectRx, and other revenue per MA/MS policy represents revenue from Population Health, production bonuses, marketing development funds, lead generation revenue, and adjustments from the Company’s reassessment of its cohorts’ transaction prices. Total operating expenses per MA/MS policy represents all of the operating expenses within Senior and Healthcare Services. The revenue to customer acquisition cost (“CAC”) multiple represents total revenue as a multiple of total marketing acquisition cost, which represents the direct costs of acquiring leads. These costs are included in marketing and advertising expense within the total operating expenses per MA/MS policy.

The following table shows combined Senior and Healthcare Services consumer per unit economics for the periods presented. Based on the seasonality of Senior and the fluctuations between quarters, we believe that the most relevant view of per unit economics is on a rolling 12-month basis. All per MA/MS policy metrics below are based on the sum of approved MA/MS policies, as both products have similar commission profiles.

	Twelve Months Ended December 31,
(dollars per approved policy):	2025	2024
MA and MS approved policies	575,181	634,135
MA and MS commission per MA / MS policy	$870	$909
Other commission per MA/MS policy	13	12
Pharmacy revenue per MA/MS policy	1,463	938
Other revenue per MA/MS policy	136	153
Total revenue per MA / MS policy	2,482	2,012
Total operating expenses per MA / MS policy	(2,202)	(1,685)
Adjusted EBITDA per MA/MS policy	$280	$327
Adjusted EBITDA Margin per MA/MS policy	11%	16%
Revenue / CAC multiple	6.5X	5.3X

Total revenue per MA/MS policy increased 23% for the twelve months ended December 31, 2025, compared to the twelve months ended December 31, 2024, primarily due to the increase in pharmacy revenue. Total operating expenses per MA/MS policy increased 31% for the twelve months ended December 31, 2025, compared to the twelve months ended December 31, 2024, driven by an increase in cost of goods sold-pharmacy revenue for Healthcare Services due to the growth of the business.

Life

Financial Results

The following table provides the financial results for the Life segment for the periods presented:

	Three Months Ended December 31,			Six Months Ended December 31,
(in thousands)	2025	2024	% Change	2025	2024	% Change
Revenue	$43,623	$39,861	9%	$90,269	$79,151	14%
Adjusted EBITDA	5,581	7,423	(25)%	11,152	13,383	(17)%
Adjusted EBITDA Margin	13%	19%		12%	17%

Operating Metrics

Life premium represents the total premium value for all policies that were approved by the relevant insurance carrier partner and for which the policy document was sent to the policyholder and payment information was received by the relevant insurance carrier partner during the indicated period. Because our commissions are earned based on a percentage of total premium, total premium volume for a given period is the key driver of revenue for our Life segment.

The following table shows term and final expense premiums for the periods presented:

	Three Months Ended December 31,			Six Months Ended December 31,
(in thousands)	2025	2024	% Change	2025	2024	% Change
Term Premiums	$17,513	$17,311	1%	$36,957	$32,529	14%
Final Expense Premiums	27,355	22,139	24%	56,784	46,612	22%
Total	$44,868	$39,450	14%	$93,741	$79,141	18%

Earnings Conference Call

SelectQuote, Inc. will host a conference call with the investment community on February 5, 2025 beginning at 8:00 a.m. ET. To register for this conference call, please use this link: https://events.q4inc.com/analyst/199368355?pwd=c0a3KINj. After registering, a confirmation will be sent via email, including dial-in details and unique conference call codes for entry. Registration is open through the live call, but to ensure you are connected for the full call we suggest registering at least 10 minutes before the start of the call. The event will also be webcasted live via our investor relations website https://ir.selectquote.com/investor-home/default.aspx.

Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our GAAP financial results, we have presented in this release Adjusted EBITDA, which, when presented on a consolidated basis, is a non-GAAP financial measure. This non-GAAP financial measure is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to any similarly titled measure presented by other companies. We define Adjusted EBITDA as net income (loss) plus interest expense, income taxes, depreciation and amortization, changes in fair value of warrant liabilities, and certain add-backs for non-cash or non-recurring expenses, including restructuring and share-based compensation expenses. The most directly comparable GAAP measure is net income (loss). We monitor and have presented in this release Adjusted EBITDA because it is a key measure used by our management and Board of Directors to understand and evaluate our operating performance, establish budgets, and develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

A reconciliation of the differences between Adjusted EBITDA and its most directly comparable GAAP measure, net income (loss), is presented below on page 15. The Company is unable to provide a quantitative reconciliation of forward-looking Adjusted EBITDA to its most directly comparable GAAP measure without unreasonable effort because it is not possible to predict certain information included in the calculation of such GAAP measure, including the fair value of outstanding warrants to purchase shares of the Company's common stock. The unavailable information could have a significant impact on the Company’s GAAP financial results.

Forward Looking Statements

This release contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: our reliance on a limited number of insurance carrier partners and any potential termination of those relationships or failure to develop new relationships; existing and future laws and regulations affecting the health insurance market; changes in health insurance products offered by our insurance carrier partners and the health insurance market generally; insurance carriers offering products and services directly to consumers; changes to commissions paid by insurance carriers and underwriting practices; competition with brokers, exclusively online brokers and carriers who opt to sell policies directly to consumers; competition from government-run health insurance exchanges; developments in the U.S. health insurance system; our dependence on revenue from carriers in our senior segment and downturns in the senior health as well as life, automotive and home insurance industries; our ability to develop new offerings and penetrate new vertical markets; risks from third-party products; failure to enroll individuals during the Medicare annual enrollment period; our ability to attract, integrate and retain qualified personnel; our dependence on lead providers and ability to compete for leads; failure to obtain and/or convert sales leads to actual sales of insurance policies; access to data from consumers and insurance carriers; accuracy of information provided from and to consumers during the insurance shopping process; cost-effective advertisement through internet search engines; ability to contact consumers and market products by telephone; global economic conditions, including inflation; disruption to operations as a result of future acquisitions; significant estimates and assumptions in the preparation of our financial statements; impairment of goodwill; potential litigation and other legal proceedings or inquiries; our existing and future indebtedness; our ability to maintain compliance with our debt covenants; access to additional capital; failure to protect our intellectual property and our brand; fluctuations in our financial results caused by seasonality; accuracy and timeliness of commissions reports from insurance carriers; timing of insurance carriers’ approval and payment practices; factors that impact our estimate of the constrained lifetime value of commissions per policyholder; changes in accounting rules, tax legislation and other legislation; disruptions or failures of our technological infrastructure and platform; failure to maintain relationships with third-party service providers; cybersecurity breaches or other attacks involving our systems or those of our insurance carrier partners or third-party service providers; our ability to protect consumer information and other data; failure to market and sell Medicare plans effectively or in compliance with laws; and other factors related to our pharmacy business, including manufacturing or supply chain disruptions, access to and demand for prescription drugs, changes in reimbursement rates under our contracts with pharmacy benefit managers, and regulatory changes or other industry developments that may affect our pharmacy operations. For a further discussion of these and other risk factors that could impact our future results and performance, see the section entitled “Risk Factors” in the most recent Annual Report on Form 10-K (the “Annual Report”) and subsequent periodic reports filed by us with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

About SelectQuote:

Founded in 1985, SelectQuote (NYSE: SLQT) pioneered the model of providing unbiased comparisons from multiple, highly-rated insurance companies, allowing consumers to choose the policy and terms that best meet their unique needs. Two foundational pillars underpin SelectQuote’s success: a strong force of highly-trained and skilled agents who provide a consultative needs analysis for every consumer, and proprietary technology that sources and routes high-quality leads. Today, the Company operates an ecosystem offering high touchpoints for consumers across insurance, pharmacy, and virtual care.

With an ecosystem offering engagement points for consumers across insurance, Medicare, pharmacy, and value-based care, the company now has three core business lines: SelectQuote Senior, SelectQuote Healthcare Services, and SelectQuote Life. SelectQuote Senior serves the needs of a demographic that sees around 10,000 people turn 65 each day with a range of Medicare Advantage and Medicare Supplement plans. SelectQuote Healthcare Services is comprised of the SelectRx Pharmacy, a Patient-Centered Pharmacy Home™ (PCPH) accredited pharmacy, SelectPatient Management, a provider of chronic care management services, and Healthcare Select which proactively connects consumers with a wide breadth of healthcare services supporting their needs.

Investor Relations:
Sloan Bohlen
877-678-4083
investorrelations@selectquote.com

Media:
Matt Gunter
913-286-4931
matt.gunter@selectquote.com

Source: SelectQuote, Inc.

SELECTQUOTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	December 31, 2025	June 30, 2025
ASSETS
CURRENT ASSETS:
Cash, cash equivalents, and restricted cash	$22,201	$35,733
Accounts receivable, net of allowances of $9.6 million and $11.8 million, respectively	127,647	151,388
Commissions receivable-current	253,039	132,077
Other current assets	21,928	21,844
Total current assets	424,815	341,042
COMMISSIONS RECEIVABLE—Net	840,739	818,751
PROPERTY AND EQUIPMENT—Net	14,668	14,577
SOFTWARE—Net	16,209	15,060
OPERATING LEASE RIGHT-OF-USE ASSETS	22,603	24,635
INTANGIBLE ASSETS—Net	1,404	1,973
GOODWILL	29,438	29,438
OTHER ASSETS	2,383	3,880
TOTAL ASSETS	$1,352,259	$1,249,356

LIABILITIES, PREFERRED STOCK, AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$80,433	$59,205
Accrued expenses	57,477	13,856
Accrued compensation and benefits	62,209	58,788
Operating lease liabilities—current	4,887	4,820
Current portion of long-term debt	20,104	68,523
Contract liabilities	1,837	698
Other current liabilities	7,829	7,020
Total current liabilities	234,776	212,910
LONG-TERM DEBT, NET—less current portion	385,692	316,589
DEFERRED INCOME TAXES	42,091	37,872
OPERATING LEASE LIABILITIES	23,575	25,982
OTHER LIABILITIES	46,482	80,485
Total liabilities	732,616	673,838

	December 31, 2025	June 30, 2025
COMMITMENTS AND CONTINGENCIES
PREFERRED STOCK:
Senior Non-Convertible Preferred Stock, $0.01 par value, 350,000 shares issued and outstanding as of December 31, 2025 and June 30, 2025, respectively, current liquidation preference of $394.2 million and $367.1 million as of December 31, 2025 and June 30, 2025.	259,981	224,374
SHAREHOLDERS’ EQUITY:
Common stock, $0.01 par value	1,763	1,728
Additional paid-in capital	541,254	571,605
Accumulated deficit	(183,355)	(222,189)
Total shareholders’ equity	359,662	351,144
TOTAL LIABILITIES, PREFERRED STOCK, AND SHAREHOLDERS’ EQUITY	$1,352,259	$1,249,356

SELECTQUOTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024
REVENUE:
Commissions and other services	$309,893	$301,069	$420,160	$440,449
Pharmacy	227,209	180,000	445,753	332,883
Total revenue	537,102	481,069	865,913	773,332

OPERATING COSTS AND EXPENSES:
Cost of commissions and other services revenue	103,034	101,138	172,135	166,872
Cost of goods sold—pharmacy revenue	205,194	156,201	397,973	285,724
Marketing and advertising	105,028	97,725	166,975	161,489
Selling, general, and administrative	38,940	45,021	74,759	81,166
Technical development	9,595	10,044	19,506	19,119
Total operating costs and expenses	461,791	410,129	831,348	714,370

INCOME FROM OPERATIONS	75,311	70,940	34,565	58,962

INTEREST EXPENSE, NET	(11,613)	(23,721)	(23,421)	(46,752)
CHANGE IN FAIR VALUE OF WARRANTS	19,296	(7,642)	34,332	(7,642)
OTHER EXPENSE, NET	(39)	(21)	(183)	(32)
INCOME BEFORE INCOME TAX EXPENSE (BENEFIT)	82,955	39,556	45,293	4,536
INCOME TAX EXPENSE (BENEFIT)	13,662	(13,680)	6,459	(4,154)

NET INCOME	$69,293	$53,236	$38,834	$8,690
Senior Non-Convertible Preferred Stock accumulated dividends and accretion	(18,125)	—	$(35,607)	$—
NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$51,168	$53,236	$3,227	$8,690

NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS PER SHARE:
Basic	$0.27	$0.31	$0.02	$0.05
Diluted	$0.26	$0.30	$0.01	$0.05

WEIGHTED-AVERAGE COMMON STOCK OUTSTANDING USED IN PER SHARE AMOUNTS:
Basic	187,573	171,802	186,694	171,116
Diluted	190,830	175,101	190,730	175,024

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024
OTHER COMPREHENSIVE LOSS, NET OF TAX:
Unrealized loss, net of related tax benefit for the three and six months ended December 31, 2025, and 2024, of $0.0 million and $0.1 million	—	(393)	—	(432)
Amount reclassified into earnings, net of related tax benefit for the three months ended December 31, 2025, and 2024, of $0.0 million and $0.3 million, and for the six months ended December 31, 2025, and 2024, of $0.0 million and $1.3 million.	—	(934)	—	(3,680)
OTHER COMPREHENSIVE LOSS	—	(1,327)	—	(4,112)
COMPREHENSIVE INCOME	$69,293	$51,909	$38,834	$4,578

SELECTQUOTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Six Months Ended December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$38,834	$8,690
Adjustments to reconcile net income to net cash, cash equivalents, and restricted cash used in operating activities:
Depreciation and amortization	8,622	10,659
Loss on disposal of property, equipment, and software	—	157
Impairment of equity-method investment	1,000	—
Share-based compensation expense	7,802	8,545
Deferred income taxes	4,220	(4,154)
Amortization of debt issuance costs and debt discount	2,446	2,379
Write-off of debt issuance costs	—	93
Accrued interest payable in kind	—	9,673
Change in fair value of warrants	(34,332)	7,642
Non-cash lease expense	2,033	1,846
Bad debt expense	—	4,203
Changes in operating assets and liabilities:
Accounts receivable, net	23,741	30,038
Commissions receivable	(142,950)	(155,507)
Other assets	226	(4,802)
Accounts payable and accrued expenses	63,628	46,211
Operating lease liabilities	(2,341)	(2,285)
Other liabilities	5,500	(8,692)
Net cash used in operating activities	(21,571)	(45,304)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(2,146)	(741)
Purchases of software and capitalized software development costs	(5,485)	(4,105)
Net cash used in investing activities	(7,631)	(4,846)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit facility	257,000	84,900
Payments on revolving credit facility	(219,000)	(26,900)
Payments on Term Loans	(9,646)	(123,215)
Proceeds from ABS Notes	—	99,095
Payments on ABS Notes	(10,054)	(6,272)
Payments on other debt	(243)	(114)
Proceeds from common stock options exercised and employee stock purchase plan	—	38
Payments of tax withholdings related to net share settlement of equity awards	(2,511)	(3,960)
Payments of debt issuance costs	(72)	(2,479)
Net cash provided by financing activities	15,474	21,093
NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(13,728)	(29,057)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH —Beginning of period	37,066	42,690
CASH, CASH EQUIVALENTS AND RESTRICTED CASH —End of period	$23,338	$13,633

SELECTQUOTE, INC. AND SUBSIDIARIES
Reconciliation by Segment of Adjusted EBITDA to Income before income tax expense (benefit)
(Unaudited)

	Three Months Ended December 31, 2025
(in thousands)	Senior	Healthcare Services	Life	Total
Total revenue from reportable segments	$261,539	$230,654	$43,623	$535,816
Less:
Cost of commissions and other services revenue	(74,391)	(8,357)	(17,404)
Cost of goods sold - pharmacy revenue	—	(203,783)	—
Marketing expense	(84,056)	(2,235)	(20,376)
Technical development	—	(311)	—
Selling, general, and administrative	(640)	(15,122)	(262)
Adjusted Segment EBITDA	$102,452	$846	$5,581	$108,879
Reconciliation of total segment Adjusted EBITDA
All other Adjusted EBITDA				2,102
Corporate				(26,250)
Share-based compensation expense				(3,475)
Transaction costs				(662)
Depreciation and amortization				(4,322)
Impairment of equity-method investment				(1,000)
Change in fair value of warrants				19,296
Interest expense, net				(11,613)
Income before income tax expense (benefit)				$82,955

	Three Months Ended December 31, 2024
(in thousands)	Senior	Healthcare Services	Life	Total
Total revenue from reportable segments	$255,578	$183,370	$39,861	$478,809
Less:
Cost of commissions and other services revenue	(75,042)	(7,932)	(15,041)
Cost of goods sold - pharmacy revenue	—	(155,009)	—
Marketing expense	(79,398)	(1,902)	(17,172)
Technical development	—	(592)	—
Selling, general, and administrative	(617)	(15,723)	(225)
Adjusted Segment EBITDA	$100,521	$2,212	$7,423	$110,156
Reconciliation of total segment Adjusted EBITDA
All other Adjusted EBITDA				2,303
Corporate				(24,940)
Share-based compensation expense				(4,699)
Transaction costs				(6,719)
Depreciation and amortization				(5,060)
Loss on disposal of property, equipment, and software, net				(122)
Change in fair value of warrants				(7,642)
Interest expense, net				(23,721)
Income before income tax expense (benefit)				$39,556

SELECTQUOTE, INC. AND SUBSIDIARIES
Reconciliation by Segment of Adjusted EBITDA to Income before income tax expense (benefit)
(Unaudited)

	Six Months Ended December 31, 2025
(in thousands)	Senior	Healthcare Services	Life	Total
Total revenue from reportable segments	$320,536	$452,005	$90,269	$862,810
Less:
Cost of commissions and other services revenue	(116,288)	(14,658)	(35,382)
Cost of goods sold - pharmacy revenue	—	(395,181)	—
Marketing expense	(121,686)	(4,623)	(43,136)
Technical development	—	(749)	—
Selling, general, and administrative	(1,147)	(28,736)	(599)
Adjusted Segment EBITDA	$81,415	$8,058	$11,152	$100,625
Reconciliation of total segment Adjusted EBITDA
All other Adjusted EBITDA				3,989
Corporate				(51,962)
Share-based compensation expense				(7,802)
Transaction costs				(846)
Depreciation and amortization				(8,622)
Impairment of equity-method investment				(1,000)
Change in fair value of warrants				34,332
Interest expense, net				(23,421)
Income before income tax expense (benefit)				$45,293

	Six Months Ended December 31, 2024
(in thousands)	Senior	Healthcare Services	Life	Total
Total revenue from reportable segments	$348,487	$339,108	$79,151	$766,746
Less:
Cost of commissions and other services revenue	(116,169)	(13,812)	(29,613)
Cost of goods sold - pharmacy revenue	—	(283,375)	—
Marketing expense	(122,775)	(4,149)	(35,667)
Technical development	—	(1,200)	—
Selling, general, and administrative	(1,296)	(29,483)	(488)
Adjusted Segment EBITDA	$108,247	$7,089	$13,383	$128,719
Reconciliation of total segment Adjusted EBITDA
All other Adjusted EBITDA				6,099
Corporate				(48,983)
Share-based compensation expense				(8,545)
Transaction costs				(7,544)
Depreciation and amortization				(10,659)
Loss on disposal of property, equipment, and software, net				(157)
Change in fair value of warrants				(7,642)
Interest expense, net				(46,752)
Income before income tax expense (benefit)				$4,536

RECONCILIATION OF NON-GAAP MEASURE

SELECTQUOTE, INC. AND SUBSIDIARIES
Reconciliation of Net income to Adjusted EBITDA
(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
(in thousands)	2025	2024	2025	2024
Net income	$69,293	$53,236	$38,834	$8,690
Share-based compensation expense	3,475	4,699	7,802	8,545
Transaction costs	662	6,719	846	7,544
Depreciation and amortization	4,322	5,060	8,622	10,659
Loss on disposal of property, equipment, and software, net	—	122	—	157
Impairment of equity-method investment	1,000	—	1,000	—
Change in fair value of warrants	(19,296)	7,642	(34,332)	7,642
Interest expense, net	11,613	23,721	23,421	46,752
Income tax expense (benefit)	13,662	(13,680)	6,459	(4,154)
Adjusted EBITDA	$84,731	$87,519	$52,652	$85,835